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                             CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made effective the 2nd day of September, 2001, by and between ORBIT/FR, Inc., a Delaware corporation, ("Orbit") and Gurion Meltzer ("Meltzer").


                                  BACKGROUND


         Meltzer was elected as a director and Chair of the board of director's executive committee, effective as of July 24, 2001. In such board positions, Meltzer has been designated the power and responsibility to oversee the operations and recovery (the "Task") of Orbit and its subsidiaries, in coordination with Orbit's Chairman of the Board of Directors, Zeev Stein.

         Meltzer has estimated that a period of 12 months of active engagement on his part would be required to accomplish the Task, and has agreed to devote his experience, time and attention to the accomplishment of the Task, in the capacity as a consultant to Orbit. Orbit's management and board of directors, as well as the management of Orbit-Alchut Technologies, Ltd., have pledged their full support for Mr. Meltzer in pursuing the Task.

         Meltzer and Orbit desire to enter into this agreement setting forth the terms of Meltzer's engagement.


                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. Orbit hereby engages (the "Engagement") Meltzer as a consultant to actively oversee the accomplishment of the Task, and Meltzer hereby accepts the Engagement.

2. The Engagement shall be deemed to have commenced on September 2, 2001.

3. In consideration for his services to Orbit pursuant to the Engagement, Orbit shall pay Meltzer an annual fee of $50,000, plus applicable VAT. Payment shall be made by Orbit in 6 equal bi-monthly installments, against invoices, in the amount of $8,333.33 plus VAT each.

4. Nothing set forth herein shall diminish in any respect the right of Meltzer to receive, in his capacity as a director of Orbit, 30,000 stock on the same conditions applicable to Orbit's directors.

5. Meltzer shall be reimbursed for all normal items of travel (business class) and entertainment and miscellaneous expenses reasonably incurred by him on behalf of Orbit,

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         provided that such expenses are documented and submitted to the
         Company all in accordance with the reimbursement policies of the Company as in effect from time to time

6. This Agreement shall continue until terminated by either (i) Orbit, immediately upon written notice to Meltzer, or (ii) Meltzer, upon ninety (90) days prior written notice to Orbit.

7. The parties hereto acknowledge that the legal relation between Orbit and Meltzer is limited in the manner expressly provided herein. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that neither shall be deemed to be an employee, partner or a joint venturer of the other.

8. Meltzer acknowledges that he retains full responsibility for complying with all income reporting and other requirements imposed upon self-employed persons by state, federal and /or local tax laws. Orbit will not make deductions from the payments due to the Meltzer hereunder for income taxes, social security, unemployment insurance, workers' compensation or other employment/payroll taxes, except as otherwise mandated by applicable laws.

9. This Agreement shall be binding upon and shall operate for the benefit of the parties and their estates, successors and legal representatives.

10. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

11. This Agreement and all rights and duties of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to any conflict of laws rules of the State of Delaware).



         IN WITNESS WHEREOF, the parties hereto, intending to be bound, have executed this Agreement on the date aforesaid.


Orbit/FR, Inc.

By:
    -----------------------                 -------------------------
                                            Gurion Meltzer